Exhibit 3.23(b)
BYLAWS
OF
SURGIS OF PHOENIX, INC.
ARTICLE I
CORPORATE OFFICES
     The Corporation shall maintain a registered office in the State of Tennessee and may also have such other offices, including its principal office, at such places, within or without the State of Tennessee, as the board of directors may from time to time designate or the business of the Corporation may require.
ARTICLE II
SHAREHOLDERS’ MEETING
     Section 1. Annual Meetings. The annual meeting of shareholders shall be held on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At such meeting, the shareholders shall elect directors and transact such other business as may be properly brought before the meeting.
     Section 2. Special Meetings. Special meetings of shareholders may be called for any purpose or purposes by the board of directors or by holders of at least ten percent of all the votes entitled to be cast on any issue to be considered at the proposed special meeting who sign, date and deliver to the Corporation’s secretary one or more written demands for the meeting. Such demand or demands must describe the purpose or purposes for which the meeting is to be held.
     Section 3. Notice of Meetings. A written notice of each meeting of shareholders stating the place, date and time of the meeting, and, in the case of a special meeting, describing the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to notice of such meeting not less than ten days nor more than two months before the date of the meeting.
     Section 4. Place of Meetings. Meetings of shareholders shall be held at such places, within or without the State of Tennessee, as may be designated by the board of directors and stated in the notice of meeting.
     Section 5. Quorum. The holders of shares entitled to vote may take action on a matter at a meeting only if a quorum exists with respect to that matter. Unless the charter or the Act provides otherwise, the holders of a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented for any purpose at a meeting, the holder is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.
     Section 6. Voting. Unless otherwise provided in the charter, Directors shall be elected by a plurality of the votes cast by shareholders entitled to vote in the election at a meeting at which a quorum is present. Shareholder action on any other matter is approved if the votes cast by shareholders in favor of the action exceed the votes cast by shareholders in opposition to such action, unless the charter or the Act provides otherwise.
     Section 7. Adjournment. If a meeting of shareholders is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the new date, time and place are announced at the meeting before the adjournment. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the time originally designated for the meeting if a quorum existed at the time originally designated for the meeting; provided, however, if a new record date is or must be fixed under the Act or these bylaws, a notice of the adjourned meeting must be given to shareholders as of the new record date.
     Section 8. Proxies. A shareholder may appoint a proxy by executing a writing which authorizes another person or persons to vote or otherwise act on the shareholder’s behalf. Execution may be accomplished by any reasonable means, including facsimile transmission, either personally or by his attorney-in-fact in the case of an individual shareholder or by an authorized officer, director, employee, agent or attorney-in-fact in the case of any other shareholder. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven months, unless another period is expressly provided for in the appointment form. An appointment of a proxy is revocable by the shareholder, unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.
     Section 9. Meeting by Telephone. Any or all shareholders may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder who participates in a meeting by this means is deemed to be present in person at the meeting.
     Section 10. Action by Written Consent. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, if all shareholders consent to the taking of such action without a meeting by signing one or more written consents describing the action taken and indicating each shareholder’s vote or abstention on the action. The affirmative vote of the number of shares which would be necessary to authorize or take action at a meeting of shareholders is the act of the shareholders without a meeting. The written consent or consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by written consent is effective when the last shareholder signs the consent, unless the consent specifies a different effective date.

ARTICLE III
RECORD DATE
     In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other action, the board of directors may fix, in advance, a record date, which shall not be more than seventy nor less than ten days before the date of such meeting, nor more than seventy days prior to any other action. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day before the day on which the first notice is given to such shareholders and the record date for determining shareholders for any other purpose shall be at the close of business on the day that the board of directors authorizes the action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the board of directors fixes a new record date. The board of directors must fix a new record date, if the meeting is adjourned to a date more than four months after the date fixed for the original meeting.
ARTICLE IV
DIRECTORS
     Section 1. Number and Term. The business and affairs of the Corporation shall be managed under the direction of a board of directors consisting initially of two members, but which may be changed from time to time by a resolution of the board of directors. Each director shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified or until his earlier resignation or removal. A decrease in the number of directors shall not shorten an incumbent director’s term.
     Section 2. Committees. The board of directors, with the approval of a majority of all the directors in office when the action is taken, may create one or more committees. A committee shall consist of one or more directors who serve at the pleasure of the board of directors. Any such committee, to the extent specified by the board of directors, may exercise the authority of the board of directors in supervising the management of the business and affairs of the Corporation, except that a committee may not: authorize distributions, except according to a formula or method prescribed by the board of directors; approve or propose to shareholders action required by law to be approved by shareholders; fill vacancies on the board of directors or any of its committees; amend the charter; adopt, amend or repeal bylaws; approve a plan of merger not requiring shareholder approval; authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee or senior executive officer of the Corporation to do so within limits specifically prescribed by the board of directors. The provisions of Sections 7, 8, 9, 10, 11 and

12 of this Article IV and of Article V applicable to the board of directors shall also apply to committees.
     Section 3. Compensation. Directors shall receive such compensation as shall be fixed by the board of directors and shall be entitled to reimbursement for any reasonable expenses incurred in attending meetings and otherwise carrying out their duties. Directors may also serve the Corporation in any other capacity and receive compensation therefor.
     Section 4. Removal. Shareholders may remove one or more directors with or without cause. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him.
     Section 5. Resignation. A director may resign at any time by delivering written notice to the Corporation, the board of directors, or the president. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date.
     Section 6. Vacancies. The board of directors may fill any vacancy occurring on the board of directors, including any vacancy resulting from an increase in the number of directors or from the resignation or removal of a director. If the directors remaining in office constitute fewer than a quorum, the board of directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.
     Section 7. Quorum and Voting. A quorum of the board of directors consists of a simple majority of the number of directors fixed by the board of directors pursuant to Section 1 of this Article IV. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors, unless the charter requires the vote of a greater number of directors.
     Section 8. Regular Meetings. Regular meetings of the board of directors may be held without notice at such places, within or without the State of Tennessee, on such dates and at such times as the board of directors may determine from time to time.
     Section 9. Special Meetings. Special meetings of the board of directors may be called by the president or any two directors and shall be held at such places, within or without the State of Tennessee, on such dates and at such times as may be stated in the notice of meeting.
     Section 10. Notices. Special meetings of the board of directors must be preceded by at least one day’s notice of the date, time and place of the meeting. The notice need not describe the purpose of the meeting. Notice of an adjourned meeting need not be given, if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken and if the period of any one adjournment does not exceed one month.
     Section 11. Meeting by Telephone. Any or all directors may participate in a regular or special meeting by telephone conference or any other means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
     Section 12. Action by Written Consent. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting, if all directors consent to the taking of such action without a meeting by signing one or more written consents describing the action taken and indicating each director’s vote or abstention on the action. The affirmative vote of the number of directors that would be necessary to authorize or take action at a meeting is the act of the board of directors without a meeting. The written consent or consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by written consent is effective when the last director signs the consent, unless the consent specifies a different effective date.
ARTICLE V
WAIVER OF NOTICE
     A shareholder or director may waive any notice required to be given by the Act, the charter or these bylaws before or after the date and time stated in the notice. The waiver must be in writing, signed by the shareholder or director entitled to the notice and delivered to the Corporation and filed in the Corporation’s minutes or corporate records, except that a shareholder’s or director’s attendance at or participation in a meeting may constitute a waiver of notice under the Act. Neither the business to be transacted at, nor the purpose of, any meeting of the shareholders or directors need be specified in any waiver of notice.
ARTICLE VI
OFFICERS
     Section 1. Election and Term. At the first meeting of the board of directors following the annual meeting of shareholders, or as soon thereafter as is conveniently possible, the board of directors shall elect a president and a secretary and such other officers as the board of directors may determine, including a chairman of the board, a vice chairman of the board, one or more vice presidents (any one or more of which may be designated as a senior or executive vice president), a treasurer, a controller and one or more assistant vice presidents, assistant treasurers, assistant controllers and assistant secretaries. The board of directors may elect officers at such additional times as it deems advisable. Each officer of the Corporation shall serve until his successor is elected and qualified or until his earlier resignation or removal, The same individual may simultaneously hold more than one office, except the offices of president and secretary. If the corporation has only one shareholder, such shareholder may hold the offices of president and secretary.
     Section 2. Compensation. The salaries and other compensation of the officers of the Corporation shall be determined by the board of directors.

     Section 3. Removal. The board of directors may remove any officer at any time, with or without cause, but no such removal shall affect the contract rights, if any, of the person so removed.
     Section 4. Resignation. An officer of the Corporation may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if it provides that the successor does not take office until the effective date. An officer’s resignation does not affect the Corporation’s contract rights, if any, with the officer.
     Section 5. Duties. The duties and powers of the officers of the Corporation shall be as follows:
     a. President — The president shall preside at all meetings of the shareholders and the board of, be primarily responsible for the general management of the business of the Corporation and for implementing the policies and directives of the board of directors, have authority to make contracts on behalf of the Corporation in the ordinary course of the Corporation’s business and perform such other duties as from time to time may be assigned by the board of directors.
     b. Secretary — The secretary shall attend the meetings of the shareholders, the board of directors and committees of the board of directors and prepare minutes of all such meetings in a book to be kept for that purpose, give, or cause to be given, such notice as may be required of all meetings of the shareholders, board of directors and committees of the board of directors, authenticate records of the Corporation and perform such other duties as may be assigned by the president or the board of directors.
ARTICLE VII
DIRECTOR AND OFFICER INDEMNIFICATION
          (a) To the maximum extent permitted by the provisions of Section 48-18-501, et seq., of the Tennessee Business Corporation Act, as amended from time to time (provided, however, that if an amendment to such act limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this paragraph which occur subsequent to the effective date of such amendment), this corporation shall indemnify and advance expenses to any person, his heirs, executors and administrators, for the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including counsel fees actually incurred as a result of such proceeding or action or any appeal thereof, and against all fines (including any excise tax assessed with respect to an employee benefit plan), judgments, penalties and amounts paid in settlement thereof, provided that such proceeding or action be instituted by reason of the fact that such person is or was a director of this corporation.

          (b) This corporation may, to the maximum extent permitted by the provisions of Section 48-18-501 et seq. of the Tennessee Business Corporation Act, as amended from time to time (provided, however, that if an amendment to such act limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this paragraph which occur subsequent to the effective date of such amendment), indemnify and advance expenses to any person, his heirs, executors and administrators, to the same extent as set forth in subparagraph (a) above, provided that the underlying proceeding or action be instituted by reason of the fact that such person is or was an officer, employee or agent of this corporation, and may also indemnify and advance expenses to such person to the extent, consistent with public policy, determined by the Board of Directors.
          (c) The rights to indemnification and advancement of expenses set forth in subparagraphs (a) and (b) above are contractual between the corporation and the person being indemnified, his heirs, executors and administrators. The rights to indemnification and advancement of expenses set forth in subparagraphs (a) and (b) above are nonexclusive of other similar rights which may be granted by law, this charter, a resolution of the Board of Directors or shareholders of the corporation, the purchase and maintenance of insurance by the corporation, or an agreement with the corporation, which means of indemnification and advancement of expenses are hereby specifically authorized.
          (d) No person who is or was a director of this corporation, nor his heirs, executors or administrators, shall be personally liable to this corporation or its shareholders, and no such person may be sued by the corporation or its shareholders, for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of any such party (i) for any breach of a director’s duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for unlawful distributions under Section 48-18-304 of the Tennessee Business Corporation Act, as amended from time to time.
          (e) Any repeal or modification of the provisions of this Article VII, directly or by the adoption of an inconsistent provision of these bylaws, shall not adversely affect any right or protection set forth herein in favor of a particular individual at the time of such repeal or modification.
ARTICLE VIII
EMERGENCY BYLAW
     In the event that a quorum of directors cannot be readily assembled because of a catastrophic event, the board of directors may take action by the affirmative vote of a majority of those directors present at a meeting and may exercise any emergency power granted to a board of directors under the Act not inconsistent with this bylaw. If no regularly elected director is present, the officer present having the greatest seniority as an officer shall serve as a substitute director and shall appoint additional persons (not to exceed the number most recently fixed by the board of directors) from among the officers or other executive employees of the Corporation to serve as substitute directors. Special meetings of the board of directors may be called in an emergency by any director or, if no director is present at the Corporation’s principal offices, by the officer present having the greatest seniority as an officer.
ARTICLE IX
CORPORATE SEAL
          The Corporation may have a corporate seal, but the use of or failure to use any such seal shall not have any legal effect on any action taken or instrument executed by or on behalf of the Corporation. The seal may be used by impressing or affixing it to an instrument or by causing a facsimile thereof to be printed or otherwise reproduced thereon.
ARTICLE X
FISCAL YEAR
          The fiscal year of the Corporation shall be as determined by the Board of Directors.
ARTICLE XI
AMENDMENT
          The board of directors may amend or repeal these bylaws, unless the charter or the Act reserves this power exclusively to shareholders or the shareholders, in amending or repealing a particular bylaw, provide expressly that the board of directors may not amend or repeal that bylaw. Shareholders may amend or repeal any bylaw, even though the bylaws may also be amended or repealed by the board of directors.
ARTICLE XII
DEFINITION
          The term “Act” as used in these bylaws refers to the Tennessee Business Corporation Act, as amended from time to time. Terms defined in the Act shall have the same meanings when used in these bylaws.
          ADOPTED this 16th day of December, 2002.